    Press Release

AmeriGas Reports Fiscal 2017 Results
Announces $225 million equity commitment from UGI
NOVEMBER 8, 2017

VALLEY FORGE, PA - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. ("the Partnership," NYSE: APU), today reported financial results for the fiscal year ended September 30, 2017.
EARNINGS HIGHLIGHTS

•	GAAP net income of $162.1 million and adjusted net income of $198.5 million

•	Adjusted EBITDA of $551.3 million, in line with revised guidance issued in May
"This year presented a challenge as we faced a second consecutive year of exceedingly warm weather that was 13.5% warmer than normal," said Jerry E. Sheridan, president and chief executive officer of AmeriGas. "We met the challenge by implementing our warm weather plan and maintaining a resolute focus on controlling costs and retaining balance sheet capacity. We were pleased to be able to deliver results in line with our revised guidance and I would like to thank the entire AmeriGas family for their outstanding efforts in connection with meeting this challenge.”
Sheridan continued, “We made significant progress on our growth initiatives as reflected in several accomplishments including increasing our distribution and growing our ACE and National Accounts programs to record levels. The technology tools we have deployed in our operations over the past few years ensure that our business has never been better positioned than it is today."
STRATEGIC ACCOMPLISHMENTS

•	Advanced the Partnership's efforts in deploying industry-leading technology across our operating footprint that will improve the customer experience and reduce costs

•	Delivered record operating results in ACE and National Accounts programs

•	Completed five tuck-in acquisitions

•	Completed the refinancing of all long-term debt, reducing our average interest rate by more than 100 basis points

•	Increased Partnership distribution for the 13th consecutive year
EQUITY COMMITMENT FROM UGI
On November 7, the Partnership entered into a $225 million standby equity commitment agreement ("SECA") with UGI Corporation for the potential issuance of Class B common units. Key provisions of the commitment include:

•	Commitment period: November 8, 2017 through July 1, 2019

•	Minimum issuance of Class B common units: $50 million

•	Distributions: Paid in cash or additional Class B units

•	Conversion: Convertible into AmeriGas common units at UGI's option in five years and at AmeriGas' option in six years subject to certain conditions

•	IDRs: Not subject to IDRs until conversion to common units
Although the Partnership does not intend to call on this facility at the present time, this capital commitment provides balance sheet flexibility to continue our strategic initiatives following two historically warm years and underscores the Partnership's commitment to providing long-term value to its investors while maintaining a strong balance sheet.
A report on Form 8-K describing the SECA in greater detail will be filed on November 9, 2017.
2018 OUTLOOK
AmeriGas provided Adjusted EBITDA guidance in the range of $650 - $690 million for the fiscal year ending September 30, 2018.1 This guidance range assumes normal weather and excludes mark-to-market gains and losses on commodity derivative instruments. Given recent trends in weather, the Partnership determined that using an average of 15 years is a more accurate indicator of normal weather than the previously used 30-year average, and is moving to this metric in fiscal 2018. The 15-year average is approximately 3% warmer than the 30-year average and the impact has been reflected in the Partnership’s guidance for 2018.
1 See Note on Guidance and Use of Forward Looking Statements

EARNINGS CALL and WEBCAST
AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2017 earnings and other current activities at 9:00 AM ET on Thursday, November 9, 2017. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on November 9 through 11:59 PM on November 16. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 5917897.

ABOUT AMERIGAS
AmeriGas is the nation’s largest retail propane marketer, serving approximately two million customers in all 50 states from approximately 1,900 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%. Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com

NOTE ON GUIDANCE and USE OF FORWARD-LOOKING STATEMENTS
Because we are unable to predict certain potentially material items affecting net income on a GAAP basis, principally mark-to-market gains and losses on commodity derivative instruments, we cannot reconcile 2018 Adjusted EBITDA, a non-GAAP measure, to net income attribute to AmeriGas Partners, L.P., the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. Adjustments that management can reasonably estimate are provided below.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquisitions and achieve anticipated synergies, and the interruption, disruption, failure, malfunction or breach of our information technology systems, including due to cyber-attack. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

USE OF NON-GAAP MEASURES
The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income (loss) attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.
Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("Adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s Adjusted EBITDA as the profitability measure for its domestic propane segment.
Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income (loss) attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.
Reconciliations of adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP are presented at the end of this press release.

REPORT OF EARNINGS

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Propane	$379,722	$334,412	$2,183,538	$2,053,160
Other	65,451	59,136	269,957	258,657
	445,173	393,548	2,453,495	2,311,817
Costs and expenses:
Cost of sales – propane	128,730	128,487	891,261	719,842
Cost of sales – other	20,335	19,684	80,611	78,857
Operating and administrative expenses	220,953	242,208	915,133	928,786
Depreciation	43,850	35,998	147,741	146,805
Amortization	10,891	10,947	42,764	43,175
Other operating income, net	(1,086)	(6,173)	(11,873)	(28,252)
	423,673	431,151	2,065,637	1,889,213
Operating income (loss)	21,500	(37,603)	387,858	422,604
Loss on extinguishments of debt	—	(11,803)	(59,729)	(48,889)
Interest expense	(39,630)	(41,426)	(160,226)	(164,095)
(Loss) income before income taxes	(18,130)	(90,832)	167,903	209,620
Income tax benefit (expense)	95	3,680	(2,034)	1,573
Net (loss) income including noncontrolling interest	(18,035)	(87,152)	165,869	211,193
(Deduct net income) add net loss attributable to noncontrolling interest	(196)	324	(3,810)	(4,209)
Net (loss) income attributable to AmeriGas Partners, L.P.	$(18,231)	$(86,828)	$162,059	$206,984
General partner’s interest in net income attributable to AmeriGas Partners, L.P.	$11,146	$9,564	$45,146	$40,227
Limited partners’ interest in net (loss) income attributable to AmeriGas Partners, L.P.	$(29,377)	$(96,392)	$116,913	$166,757
Income (loss) per limited partner unit (a)
Basic	$(0.32)	$(1.04)	$1.25	$1.77
Diluted	$(0.32)	$(1.04)	$1.25	$1.77
Weighted-average limited partner units outstanding:
Basic	93,011	92,962	92,996	92,949
Diluted	93,011	92,962	93,050	93,023
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	183.5	181.8	1,046.9	1,065.5
Wholesale gallons sold (millions)	10.6	9.7	49.1	49.7
Total margin (b)	$296,108	$245,377	$1,481,623	$1,513,118
Adjusted total margin (c)	$256,193	$240,969	$1,450,561	$1,447,039
EBITDA (c)	$76,045	$(2,137)	$514,824	$559,486
Adjusted EBITDA (c)	$36,533	$5,302	$551,274	$542,963
Adjusted net (loss) income attributable to AmeriGas Partners, L.P. (c)	$(57,743)	$(79,389)	$198,509	$190,461
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$12,180	$15,829	$52,034	$52,104
Growth capital expenditures	$11,473	$11,392	$46,130	$49,589

(a)
Income (loss) per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

(b)	Total margin represents "total revenues" less "cost of sales – propane" and "cost of sales – other."

(c)	The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA.

GAAP / NON-GAAP RECONCILIATION
(Thousands)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
Adjusted total margin:
Total revenues	$445,173	$393,548	$2,453,495	$2,311,817
Cost of sales – propane	(128,730)	(128,487)	(891,261)	(719,842)
Cost of sales – other	(20,335)	(19,684)	(80,611)	(78,857)
Total margin	296,108	245,377	1,481,623	1,513,118
Subtract net gains on commodity derivative instruments not associated with current-period transactions	(39,915)	(4,408)	(31,062)	(66,079)
Adjusted total margin	$256,193	$240,969	$1,450,561	$1,447,039

Adjusted net income (loss) attributable to AmeriGas Partners, L.P.:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(18,231)	$(86,828)	$162,059	$206,984
Subtract net gains on commodity derivative instruments not associated with current-period transactions	(39,915)	(4,408)	(31,062)	(66,079)
Noncontrolling interest in net gains on commodity derivative instruments not associated with current-period transactions	403	44	238	667
Loss on extinguishments of debt	—	11,803	59,729	48,889
MGP environmental accrual	—	—	7,545	—
Adjusted net (loss) income attributable to AmeriGas Partners, L.P.	$(57,743)	$(79,389)	$198,509	$190,461

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(18,231)	$(86,828)	$162,059	$206,984
Income tax (benefit) expense	(95)	(3,680)	2,034	(1,573)
Interest expense	39,630	41,426	160,226	164,095
Depreciation	43,850	35,998	147,741	146,805
Amortization	10,891	10,947	42,764	43,175
EBITDA	76,045	(2,137)	514,824	559,486
Subtract net gains on commodity derivative instruments not associated with current-period transactions	(39,915)	(4,408)	(31,062)	(66,079)
Noncontrolling interest in net gains on commodity derivative instruments not associated with current-period transactions	403	44	238	667
Loss on extinguishments of debt	—	11,803	59,729	48,889
MGP environmental accrual	—	—	7,545	—
Adjusted EBITDA	$36,533	$5,302	$551,274	$542,963

The following table includes a quantification of interest expense, income tax expense, depreciation and amortization included in the calculation of forecasted Adjusted EBITDA guidance range for the fiscal year ending September 30, 2018:

	Forecast Fiscal Year Ending September 30, 2018
	(Low End)	(High End)
Adjusted EBITDA (estimate)	$650,000	$690,000
Interest expense (estimate)	161,000	159,000
Income tax expense (estimate)	3,500	3,500
Depreciation (estimate)	139,000	139,000
Amortization (estimate)	43,000	43,000

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